Exhibit 23.1

Consent of Independent Accounting Firm

We have issued our report dated May 3, 2013, with respect to the consolidated financial statements of Arieso Limited and its subsidiaries as of December 31, 2012, December 31, 2011 and January 1, 2011 and for each of the two years in the period ended December 31, 2012 and the related notes to the financial statements, included in the Current Report of JDS Uniphase Corporation filed on Form 8-K/A on May 20, 2013.  We hereby consent to the incorporation by reference of said report in the Registration Statements of JDS Uniphase Corporation on Form S-4 (No. 333-148292), Forms S-3 (Nos. 333-185491, 333-27931, 333-70351, 333-91827, 333-39436, 333-48930, 333-70858, 333-75590, 333-110527 and 333-139181) and Forms S-8 (Nos. 333-185492, 333-39423, 333-62465, 333-70339, 333-81911, 333-81909, 333-90301, 333-91313, 333-96481, 333-36114, 333-40696, 333-46846, 333-50176, 333-50502, 333-53642, 333-55182, 333-55560, 333-55796, 333-58718, 333-74226, 333-99745, 333-110497, 333-125647, 333-128737, 333-139182 and 333-149399).

/s/ Grant Thornton UK LLP

Oxford, United Kingdom

May 20, 2013